UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2016

GTx, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50549 (Commission File Number)	62-1715807 (I.R.S. Employer Identification No.)

175 Toyota Plaza 7th Floor Memphis, Tennessee (Address of principal executive offices)	38103 (Zip Code)

Registrant’s telephone number, including area code: (901) 523-9700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2016, the Board of Directors (the “Board”) of GTx, Inc. (the “Company”) increased the size of the Board from six to seven directors, increased the number of Class I directors by one director and, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Garry Neil, M.D. to the Board, effective immediately, to serve as a Class I director with a term to expire at the Company’s 2017 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Dr. Neil was also appointed as a member of the Nominating and Corporate Governance Committee and the Scientific and Development Committee of the Board effective immediately.

In connection with his election to the Board, Dr. Neil was granted a nonstatutory stock option to purchase 100,000 shares of the Company’s Common Stock (the “Initial Grant”) under the Company’s 2013 Non-Employee Director Equity Incentive Plan (the “Directors’ Plan”), with an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant. The shares subject to the Initial Grant will vest in a series of three successive equal annual installments measured from the date of grant, such that the Initial Grant will be fully vested on the three-year anniversary of the date of grant, subject to Dr. Neil’s continuous service (as defined in the Directors’ Plan). Notwithstanding the foregoing, the vesting of the Initial Grant may be subject to full acceleration under terms of the Directors’ Plan in connection with certain corporate transactions, including in connection with a change in control of the Company. In addition, pursuant to the Company’s existing policy, the vesting and exercisability of the Initial Grant may be accelerated in full in connection with Dr. Neil’s subsequent retirement from the Board in good standing.  As a non-employee director, Dr. Neil will also be entitled to receive automatic annual stock option grants under the Directors’ Plan as described under “Director Compensation—Equity Compensation” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on March 28, 2016 (the “Proxy Statement”), and he will also be entitled to receive the Company’s standard cash compensation paid to the Company’s non-employee directors as described under “Director Compensation—Cash Retainers” in the Proxy Statement.  Dr. Neil will be eligible to defer all or a portion of his cash fees under the Company’s Directors’ Deferred Compensation Plan as described under “Director Compensation—Directors’ Deferred Compensation Plan” in the Proxy Statement.

The Company intends to enter into its standard form of indemnification agreement with Dr. Neil (the “Indemnity Agreement”). The Indemnity Agreement provides, among other things, that the Company will indemnify Dr. Neil, under the circumstances and to the extent provided for therein, for certain expenses which he may be required to pay in connection with certain claims to which he may be made a party by reason of his service to the Company as a director, and otherwise to the fullest extent under applicable law.

Dr. Neil was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Dr. Neil has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTx, Inc.

Date: September 1, 2016	By:	/s/ Henry P. Doggrell
		Name:	Henry P. Doggrell
		Title:	Vice President, Chief Legal Officer and Secretary